Exhibit 5.1
[VEDDER PRICE LETTERHEAD]
May 8, 2008
PrivateBancorp, Inc.
PrivateBancorp Capital Trust IV
70 West Madison
Suite 900
Chicago, Illinois 60602

Re:	Registration Statement on Form S-3 for an Indeterminate Amount of Securities
Dear Ladies and Gentlemen:
     We have acted as counsel to PrivateBancorp, Inc., a Delaware corporation (the “Company”), in connection with the filing of an automatic shelf Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and PrivateBancorp Capital Trust IV (the “Trust” and, together with the Company, the “Registrants”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) for the registration under the Act of an indeterminate amount of the following securities, to be offered and sold from time to time on a delayed basis by the Company and/or the Trust:
     (i) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);
     (ii) shares of preferred stock (the “Preferred Stock”), which may be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts;
     (iii) shares of common stock, without par value (the “Common Stock”);
     (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the “Warrants” and, collectively with the Debt Securities, Preferred Stock, Depositary Shares and Common Stock, the “Securities”) of the Company;
     (v) purchase contracts of the Company (the “Purchase Contracts”);
     (vi) Trust Preferred Securities of the Trust (the “Trust Preferred Securities”), representing an undivided preferred beneficial interest in the assets of the Trust;
     (vii) units consisting of one or more Securities of the Company (the “Units”);
     (viii) guarantees by the Company with respect to the Trust Preferred Securities (the “Guarantees”) to be executed and delivered by the Company for the benefit of the holder of the Trust Preferred Securities; and

VedderPrice
PrivateBancorp, Inc.
PrivateBancorp Capital Trust IV
May 8, 2008

     (ix) junior subordinated debentures (the “Debentures”) issuable by the Company to the Trust pursuant to a junior subordinated indenture to be entered into between the Company and Wilmington Trust Company, as Trustee (the “Junior Subordinated Indenture”).
     In rendering this opinion, we have reviewed (i) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date; (ii) certain resolutions of the Company’s Board of Directors and the Special Committee of the Company’s Board of Directors (the “Board Resolutions”); (iii) the Registration Statement, as amended, including the prospectus and a preliminary prospectus supplement (collectively, the “Prospectus”) filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement, including without limitation (a) the form of Amended and Restated Trust Agreement to be entered into by and among the Company, the Delaware Trustee, the Property Trustee and the Administrative Trustees (the “Trust Agreement”), pursuant to which the Trust Preferred Securities are to be issued, (b) the form of Indenture to be entered into by and between the Company and Wilmington Trust Company, as indenture trustee (the “Junior Subordinated Debentures Indenture”) which will govern the Debentures to be issued by the Company, (c) the form of Preferred Securities Guarantee Agreement to be entered into by and between the Company and the Guarantee Trustee (the “Guarantee Agreement”), pursuant to which the Company will guarantee certain obligations of the Trust with respect to the Trust Preferred Securities, (d) the form of Indenture, as the same may be supplemented from time to time (the “Debt Securities Indenture”), which will govern the Debt Securities to be issued by the Company, and (e) those documents that have been incorporated by reference into the Registration Statement; and (iv) such other proceedings, records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed herein.
     We have assumed that (i) the Securities will have been specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock or Preferred Stock, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof, (iv) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Prospectus and the applicable prospectus supplement, (vi) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the

VedderPrice
PrivateBancorp, Inc.
PrivateBancorp Capital Trust IV
May 8, 2008

Company and the other parties thereto, and (vii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
     With respect to the issuance and sale of any series of Preferred Stock, we have assumed that an appropriate statement of resolution establishing such series or an amendment to the Company’s Amended and Restated Certificate of Incorporation, setting forth the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock will have been duly adopted by the Company’s Board of Directors and filed with and accepted by the Secretary of State of the State of Delaware.
     With respect to the issuance and sale of any Depositary Shares, we have assumed that (i) the Company will have entered into a depositary agreement or similar agreement with respect to the sale of any Depositary Shares that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Illinois (the “Depositary Agreement”), (ii) the Depositary Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the Depositary Shares, including the underlying Preferred Stock relating thereto, and of their issuance and sale will have been duly established in conformity with the Depositary Agreement, and (iv) the Depositary Shares will be duly executed and countersigned in accordance with the Depositary Agreement and issued and sold against the delivery of the applicable consideration.
     With respect to the issuance and sale of any Purchase Contracts, we have assumed that (i) the Company will have entered into Purchase Contracts that conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Illinois, (ii) the Purchase Contracts will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the Purchase Contracts and the underlying Securities relating thereto and of their issuance and sale will have been duly established, and (iv) the Purchase Contracts will be issued and sold against delivery of the applicable consideration.
     With respect to the issuance and sale of any Warrants, we have assumed that (i) the Company will have entered into a warrant agreement or similar agreement with respect to the sale of any Warrants that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Illinois (the “Warrant Agreement”), (ii) the Warrant Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties

VedderPrice
PrivateBancorp, Inc.
PrivateBancorp Capital Trust IV
May 8, 2008

thereto, (iii) the terms of the Warrants, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the Warrant Agreement, and (iv) the Warrants will be duly executed and countersigned in accordance with the Warrant Agreement and issued and sold against the delivery of the applicable consideration.
     With respect to the issuance and sale of any Units, we have assumed that (i) the Company will have established the Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, which documents will conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the state of Illinois (the “Unit Documents”), (ii) the Units and Unit Documents will have been duly executed, authorized and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the Units and of their issuance and sale will have been duly established in conformity with the Unit Documents, and (iv) the Units will be issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration.
     With respect to the issuance and sale of any Debt Securities, we have assumed that (i) the Debt Securities Indenture will have been duly executed and delivered by the Company and the trustee named therein, and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Debt Securities Indenture relating thereto.
     With respect to the issuance and sale of any Debentures, we have assumed that (i) the Junior Subordinated Debentures Indenture will have been duly executed and delivered by the Company and the trustee named therein, and (ii) the Debentures, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Junior Subordinated Debentures Indenture relating thereto.
     Based upon the foregoing, we are of the following opinions:
     1. Any Securities consisting of Common Stock or Preferred Stock, when issued and sold in the manner described in the Registration Statement and any applicable prospectus supplement relating thereto, will be duly authorized, validly issued, fully paid and non-assessable.
     2. Any Securities consisting of Debt Securities, when issued in accordance with the terms of the Debt Securities Indenture and as described in the Registration Statement and any

VedderPrice
PrivateBancorp, Inc.
PrivateBancorp Capital Trust IV
May 8, 2008

prospectus supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     3. Any Securities consisting of Warrants, when issued and sold in accordance with the terms of the Warrant Agreement and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     4. Any Securities consisting of Purchase Contracts, when issued and sold in accordance with the terms of the Purchase Contracts and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     5. Any Securities consisting of Units, when issued and sold in accordance with the terms of the Unit Documents and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     6. Any Debentures to be issued by the Company to the Trust will, when issued in accordance with the terms of the Junior Subordinated Debentures Indenture and as described in the Registration Statement and any prospectus supplement relating thereto, constitute valid and binding obligations of the Company in accordance with their terms.
     7. Any Depositary Shares, when issued and sold in accordance with the terms of the Depositary Agreement and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     8. The Guarantee, when provided by the Company in accordance with the terms of the Guarantee Agreement and as described in the Registration Statement and any prospectus supplement relating thereto upon issuance of the Trust Preferred Securities in accordance with the terms described in the Registration Statement any prospectus supplement relating thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     The foregoing opinions are subject to the following additional qualifications and limitations:

VedderPrice
PrivateBancorp, Inc.
PrivateBancorp Capital Trust IV
May 8, 2008

A.	The enforceability of any obligation of the Company or the Trust may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium, marshalling or other laws affecting the enforcement generally of creditors’ rights and remedies.

B.	The enforceability of any obligation of the Company or the Trust is subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, judicial imposition of an implied covenant of good faith and fair dealing, and principles regarding successor liability, equitable subordination, substantive consolidation of entities and the adequacy of consideration for a person’s guarantee of its affiliate’s obligations.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” and “Validity of Securities” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Vedder Price P.C.
CMG
JDK